UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2007

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor East Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 813-8200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 4, 2007, Greater Bay Bancorp (“Greater Bay”) and Wells Fargo & Company (“Wells Fargo”), announced they had signed an Agreement and Plan of Reorganization, dated as of May 4, 2007 (the “Merger Agreement”), pursuant to which a wholly owned subsidiary of Wells Fargo would merge with and into Greater Bay (the “Merger”), with Greater Bay continuing as the surviving corporation.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of Greater Bay and Wells Fargo, each holder of Greater Bay common stock will at the completion of the Merger have the right to receive, for each share of Greater Bay common stock held, that number of shares of Wells Fargo common stock determined based on an exchange ratio described in the merger agreement, which in turn depends upon the daily volume weighted average price of Wells Fargo common stock for the ten trading days preceding the meeting of Greater Bay stockholders called to approve and adopt the Merger Agreement (the “Measurement Price”). If the Measurement Price is greater than $32.175 and less than $39.325, the exchange ratio will be determined by dividing $28.50 by the Measurement Price. If the Measurement Price is equal to or less than $32.175, then the exchange ratio will be 0.8858. If the Measurement Price is greater than or equal to $39.325, then the exchange ratio will be 0.7247. Based on Wells Fargo’s closing NYSE stock price of $35.84 on Thursday, May 3, 2007, the transaction is valued at $28.50 per Greater Bay share, for a total transaction value of approximately $1.5 billion. Greater Bay stock options that are outstanding as of the closing will be converted into options on shares of Wells Fargo common stock in connection with the closing (on the same terms as applied before the Merger, except to the extent the options vest as a result of the closing), if not exercised before that time, with appropriate adjustment to the number of shares and exercise price to reflect the exchange ratio.

The Merger Agreement contains customary representations, warranties and covenants of Greater Bay and Wells Fargo, including, among others, covenants of Greater Bay (i) to conduct its business in its ordinary and usual manner during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The Board of Directors of Greater Bay has adopted a resolution recommending approval and adoption by its stockholders and has agreed to submit the Merger Agreement to its stockholders for consideration. Greater Bay has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (i) have been qualified by disclosures made to Wells Fargo in connection with the Merger Agreement, (ii) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by Wells Fargo after termination of the Merger Agreement except if willfully false as of the date of the Merger Agreement, (iii) are subject to materiality standards set forth in the Merger Agreement which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. This description of the Merger Agreement and the attachment of a copy of the Merger Agreement as an exhibit to this report is intended to provide a description of the terms of the Merger Agreement and not to establish any other matters as facts. The representations and warranties in the Merger Agreement should be read in conjunction with the other information Greater Bay includes in the reports, statements and other documents it publicly files with or furnishes to the Securities and Exchange Commission.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of Greater Bay common stock, (ii) receipt of regulatory approvals, and (iii) absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions and materiality thresholds, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants, (iii) in the case of Greater Bay, the delivery of a customary opinion from counsel to Greater Bay that the merger will qualify as a tax-free reorganization for federal income tax purposes, and (iv) in the case of Wells Fargo, the number of outstanding Greater Bay shares not exceeding a specified number and the number of Greater Bay dissenting common shares not exceeding 15% of all outstanding Greater Bay common shares.

In connection with the Merger Agreement, the parties have entered into a stock option agreement (the “Stock Option Agreement”) pursuant to which Greater Bay has granted to Wells Fargo an irrevocable option (the “Option”) to purchase, under certain circumstances, up to 19.9% of Greater Bay’s outstanding common shares at a price, subject to certain adjustments, of $26.46 per share. Under certain circumstances, Greater Bay may be required to repurchase the Option or the shares acquired pursuant to the exercise of the Option; alternatively, the Option could be surrendered to Greater Bay, together with any shares purchased under such Option, in exchange for a cash payment of approximately $43.7 million. The Stock Option Agreement limits Wells Fargo’s Total Profit (as defined in the Stock Option Agreement) under the Stock Option Agreement to not more than approximately $58.1 million.

The foregoing description of the Merger, the Merger Agreement and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated into this report by reference.

FORWARD-LOOKING STATEMENTS

Information set forth in this report contains forward-looking statements about the proposed transaction between Wells Fargo and Greater Bay Bancorp. There are several factors – many beyond Wells Fargo’s and Greater Bay Bancorp’s control – that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of some of these factors, refer to Wells Fargo’s and Greater Bay Bancorp’s reports filed with the SEC. The transaction is subject to regulatory approval, and Wells Fargo and Greater Bay Bancorp cannot be certain when or if or on what terms and conditions required regulatory approvals will be granted. Divestitures may be required for regulatory approval. This report is not an offer of any securities for sale.

MORE INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

The proposed merger will be submitted to Greater Bay’s shareholders for their consideration. Wells Fargo will file a registration statement with the Securities and Exchange Commission (SEC), which will include a proxy statement-prospectus describing the merger. Wells Fargo and Greater Bay may file other relevant materials concerning the merger with the SEC. Shareholders of Greater Bay and other investors are urged to read the registration statement and proxy statement-prospectus (and any amendments or supplements to those documents) when they become available, as well as other relevant documents filed with the SEC, because they will contain important information. When filed with the SEC, the registration statement and proxy statement-prospectus will be available free on the SEC’s website (http://www.sec.gov). In addition, Wells Fargo and Greater Bay will provide free copies of the proxy statement-prospectus, and any SEC filings incorporated by reference into that document, upon request as follows:

Wells Fargo & Company, Attention Corporate Secretary, MAC N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, (612) 667-8655.

Greater Bay Bancorp, Attention Corporate Secretary, 1900 University Ave., Sixth Floor, East Palo Alto, California 94303. (650) 838-6109.

Wells Fargo and Greater Bay and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Greater Bay shareholders in connection with the proposed merger. Information about Wells Fargo’s directors and executive officers and their ownership of Wells Fargo common stock is set forth in the definitive proxy statement for Wells Fargo’s 2007 annual meeting of stockholders, as filed by Wells Fargo with the SEC on Schedule 14A on March 17, 2007. Information about Greater Bay’s directors and executive officers and their ownership of Greater Bay common stock is set forth in the definitive proxy statement for Greater Bay’s 2007 annual meeting of shareholders, as filed by Greater Bay with the SEC on Schedule 14A on April 20, 2007. The proxy statement-prospectus for the proposed merger will provide more information about participants in the solicitation of proxies from Greater Bay shareholders.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of May 4, 2007, between Wells Fargo & Company and Greater Bay Bancorp

99.1	Stock Option Agreement, dated as of May 4, 2007, between Wells Fargo & Company (as issuer) and Greater Bay Bancorp (as grantee)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp
(Registrant)
Date: May 9, 2007
	By:	/s/ Linda M. Iannone
Linda M. Iannone Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of May 4, 2007, between Wells Fargo & Company and Greater Bay Bancorp

99.1	Stock Option Agreement, dated as of May 4, 2007, between Wells Fargo & Company (as issuer) and Greater Bay Bancorp (as grantee)